Exhibit 4



THIS PROCEEDS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR PROCEEDS IN CERTIFICATED FORM, THIS PROCEEDS MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS PROCEEDS IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PROCEEDS ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No. R-1                                                         6,350,000 Units
CUSIP:  59021S 48 9                               (each Unit representing $10
                                                  principal amount of
                                                  PROtected Covered Call
                                                  EnhancED Income NoteS(SM))



                           MERRILL LYNCH & CO., INC.
               PROtected Covered Call EnhancED Income NoteS(SM)
                Linked to the S&P 500 Inflation PROCEEDS Index
                               due May 10, 2010
                               (the "PROCEEDS")

     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, for each Unit the Interest Amount (as defined below) on each Interest Payment Date (as defined below). On May 10, 2010 (the "Stated Maturity"), the Company hereby promises to pay to CEDE & CO., or its registered assigns, a sum for each Unit equal to the sum of the principal amount of the PROCEEDS and the Supplemental Redemption Amount (as defined below), if any.

     Payment or delivery per Unit of the above-referenced principal amount of the PROCEEDS and the Supplemental Redemption Amount, if any, and any interest on any overdue amount thereof with respect to this PROCEEDS and the Interest Amount, if any, shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     This PROCEEDS is one of the series of PROtected Covered Call EnhancED Income NoteS(SM) Linked to the S&P 500 Inflation PROCEEDS Index due May 10, 2010.

Interest

     The Company shall pay interest, if any, on each Unit of the PROCEEDS equal to the Interest Amount on the third Banking Business Day (as defined below) following each Commencement Date (as defined below) (each, an "Interest Payment Date") and on the Stated Maturity. A "Commencement Date" shall mean the first Business Day (as defined below) following the Interest Determination Date (as defined below) for each month, beginning May 23, 2005. The Company shall pay interest to the persons in whose names the PROCEEDS are registered at the close of business on a "Regular Record Date", which shall be the applicable Commencement Date. If an Interest Payment Date falls on a day that is not a Banking Business Day, the Interest Amount payment, if any, to be made on such day shall be made on the next succeeding Banking Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest shall be paid as a result of such delayed payment.

     The "Interest Amount" shall be the amount determined by the Calculation Agent (as defined below) as described in the prospectus relating to the PROCEEDS in a notice provided to the Trustee (as defined below) on or before the second Banking Business Day immediately following the Interest Determination Date of the applicable Monthly Calculation Period.

     "Monthly Calculation Period" means the period from and including a Commencement Date to, but excluding, the next Commencement Date, provided that the initial Monthly Calculation Period shall commence on, and include, May 10, 2005 and the final Monthly Calculation Period shall extend to, and include, the Valuation Date (as defined below).

     A "Banking Business Day" means any day other than a Saturday or Sunday that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

     "Business Day" shall be any day on which the New York Stock Exchange (the "NYSE"), the American Stock Exchange and The Nasdaq Stock Market are open for trading.

     An "Interest Determination Date" means for any month is the third Friday of that month; provided however, if the third Friday is not a Business Day because of the occurrence of a Market Disruption Event then the Interest Determination Date will be such day as determined in accordance with the procedures of the Options Clearing Corporation. If the third Friday of any month is not otherwise a Business Day than the Interest Determination Date will be the next succeeding Business Day.

Payment on the Maturity Date

     On the maturity date, a Holder shall receive a cash payment with respect to each Unit of the PROCEEDS equal to the sum of:

     (i) the principal amount of $10;

     and

     (ii) the Supplemental Redemption Amount, if any.



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

     The "Supplemental Redemption Amount" with respect to each Unit of this PROCEEDS shall be determined by the Calculation Agent and shall equal:

                         (Ending Value - Threshhold Value)
                 $10 X   (-------------------------------)
                         (        Threshold Value        )

          provided, however, that in no event shall the Supplemental Redemption Amount be less than zero.

     The "Ending Value" shall be determined by the Calculation Agent and shall equal the closing level of the Reference Index (as defined below) determined on the Valuation Date.

     The "Threshold Value" equals 100.

     The "Reference Index" means the S&P 500 Inflation PROCEEDS Index (as described in the prospectus supplement relating to the PROCEEDS) published as of 4:00 p.m. (New York City time) on each Business Day (as defined below) on Reuters Page MEREDUS15 (or any successor page as identified by the Calculation Agent).

     The "Valuation Date" shall be the seventh scheduled Business Day before the Stated Maturity, or if that day is not a Business Day, the next Business Day; provided, however, that if no Business Days occur between the seventh scheduled Business Day before the Stated Maturity and the second scheduled Business Day before the Stated Maturity, the Valuation Date shall be the second scheduled Business Day before the Stated Maturity, regardless of the occurrence of a Market Disruption Event (as defined below).

     "Calculation Agent" means Merrill Lynch International.

     All determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner by the Calculation Agent and, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company, the Holders and the beneficial owners of this PROCEEDS.

     "Market Disruption Event" means either of the following events as determined by the Calculation Agent:

     (A) the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the S&P 500 Index (as defined in the prospectus supplement relating to the PROCEEDS) or any successor index;

     (B) the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the applicable exchange or otherwise, in option contracts or futures contracts related to the S&P 500 Index or any successor index; or

     (C) the discontinuation of the publication of the Consumer Price Index by the Bureau of Labor Statistics.

     For the purpose of determining whether a Market Disruption Event has occurred:

     (1) a limitation on the hours in a trading day and/or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the applicable exchange;

     (2) a limitation on trading imposed during the course of a day by reason of movements in price otherwise exceeding levels permitted by the applicable exchange shall constitute a Market Disruption Event;

     (3) a suspension in trading in a futures or option contract on the S&P 500 Index, or any successor index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or
          (c) a disparity in bid and ask quotes relating to those contracts shall constitute a suspension or material limitation of trading in futures or option contracts related to the S&P 500 Index;

     (4) for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, will be considered "material"; and

     (5) an absence of trading on the applicable exchange will not include any time when that exchange is closed for trading under ordinary circumstances.

General

     This PROCEEDS is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and JPMorgan Chase Bank, N.A., as Trustee (herein referred to as the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of this PROCEEDS, and the terms upon which this PROCEEDS are to be authenticated and delivered.

     The Company hereby covenants for the benefit of the Holders of this PROCEEDS, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of this PROCEEDS.

     This PROCEEDS is not subject to redemption by the Company or at the option of the Holder prior to the Stated Maturity.

     In case an Event of Default with respect to this PROCEEDS shall have occurred and be continuing, the amount payable to a Holder of a PROCEEDS upon any acceleration permitted by this PROCEEDS, with respect to each Unit hereof, shall be equal to the amount payable on the Stated Maturity with respect to such Unit, calculated as though the date of acceleration were the Stated Maturity of this PROCEEDS, provided, however, the Index Adjustment Factor (as defined in the prospectus supplement relating to the PROCEEDS) shall be applied to the values used to calculate the Supplemental Redemption Amount as if the PROCEEDS had not been accelerated and had remained outstanding to the Stated Maturity.

     In case of default in payment of this PROCEEDS, whether at any Interest Payment Date, Stated Maturity or upon acceleration, from and after such date this PROCEEDS shall bear interest, payable upon demand of the Holders of this PROCEEDS, at the rate of 2.25% per annum on the unpaid amount due and payable on such date in accordance with the terms of this PROCEEDS to the date payment of such amount has been made or duly provided for.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this PROCEEDS shall be conclusive and binding upon such Holder and upon all future Holders of this PROCEEDS and of any PROCEEDS issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this PROCEEDS.

     No reference herein to the Indenture and no provision of this PROCEEDS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amount payable with respect to this PROCEEDS and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this PROCEEDS may be registered on the Security Register of the Company, upon surrender of this PROCEEDS for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new PROCEEDS, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

     The PROCEEDS are issuable only in registered form without coupons in denominations of a single Unit and integral multiples thereof. This PROCEEDS shall remain in the form of a global security held by a Depository. Notwithstanding the foregoing, if (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this PROCEEDS shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to this PROCEEDS, this PROCEEDS shall be exchangeable for PROCEEDS in definitive form of like tenor and of an equal aggregate principal amount, in denominations of a single Unit and integral multiples thereof. Such definitive PROCEEDS shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive PROCEEDS are so delivered, the Company may make such changes to the form of this PROCEEDS as are necessary or appropriate to allow for the issuance of such definitive PROCEEDS.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Company and each Holder by acceptance hereof hereby agree to treat this PROCEEDS for all tax purposes as a debt instrument that is subject to U.S. Treasury Regulation section 1.1275-4(b) governing contingent payment debt instruments, and, where required, the Company shall file information returns with the Internal Revenue Service in accordance with this treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of the PROCEEDS.

     Prior to due presentment of this PROCEEDS for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this PROCEEDS is registered as the owner hereof for all purposes, whether or not this PROCEEDS be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this PROCEEDS which are defined in the Indenture but not in this PROCEEDS shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, N.A., the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this PROCEEDS shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: May 10, 2005



CERTIFICATE OF AUTHENTICATION                                    Merrill Lynch & Co., Inc.
This is one of the Securities of the series
designated therein referred to in the           [Copy of Seal]
within-mentioned Indenture.

JPMorgan Chase Bank, N.A., as Trustee                            By:
                                                                                  Treasurer


By:                                                              Attest:
            Authorized Officer                                                    Secretary